Exhibit 10.2

PAYOFF COMMITMENT AGREEMENT AND CONFESSION OF JUDGMENT

1. INVO Bioscience, Inc., a Nevada corporation (the “Company”), hereby acknowledges its indebtedness of $1,000,000 (the “Payoff Amount”) to Armistice Capital Master Fund Ltd. (the “Holder”), in consideration of Holder’s waiver of Section 4.12(a) of that certain of section Securities Purchase Agreement (the “Purchase Agreement”) and any related documents, dated as of dated March 23, 2023, pursuant to that certain Amendment to Securities Purchase Agreement dated on July 7, 2023 between Company and Holder (the “Amendment”).

2. The Company further acknowledges that, in consideration of the waiver of Section 4.12(a) of that certain Purchase Agreement pursuant to the Amendment, the Company is required to repay the Payoff Amount to Holder on or before the Payoff Deadline (as defined below).

3. The Company further acknowledges that the Payoff Amount is outstanding and immediately due and owing to the Holder.

4. Accordingly, the Company agrees that, by no later than 5:00 p.m. on the date that is two (2) business days following the closing date of the offering of Units pursuant to the Company’s Registration Statement on Form S-1 (File no. 333-XXXXXX) (the “Offering”), it will cause the entire Payoff Amount to be transferred by wire to the Holder (the “Payoff Deadline”). In addition, the parties agree to amend this Agreement (as defined below) promptly after filing the Registration Statement on Form S-1 referred to above solely to fill in the registration statement filing number assigned by the Securities and Exchange Commission.

5. In the event that the Holder does receive the Payoff Amount by the Payoff Deadline, the Company knowingly, voluntarily and intentionally confesses judgment in favor of the Holder against the Company in any proceeding or action to recover the Payoff Amount brought by the Holder in any court with jurisdiction over the Purchase Agreement. In so doing, the Company expressly (i) waives issuance and service of process, (ii) agrees that it its failure to satisfy its indebtedness to Holder by the Payoff Deadline constitutes a breach of the Purchase Agreement, and (iii) agrees not to contest the entry of a judgement in any such proceeding or action brought by the Holder for (a) the Payoff Amount, (b) interest accruing at the highest rate allowable under the law from the date immediately following the Payoff Deadline through the date on which the Company fully satisfies such judgment, and (iii) the Holder’s attorney fees and costs incurred in connection with any action or proceeding to enforce the Purchase Agreement or this Payoff Commitment Agreement and Confession of Judgment (this “Agreement”).

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Agreement as of July 7, 2023. This Agreement may be signed in counterparts and facsimile signatures are treated as original signatures.

Agreed to by:

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Name:	Steven Shum
Title:	Chief Executive Officer

Acknowledged by:

ARMISTICE CAPITAL MASTER FUND LTD.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	CIO of Armistice Capital, LLC, the Investment Manager

-2-